Exhibit 99.1
DigitalOcean Announces Third Quarter 2025 Financial Results
•DigitalOcean’s unified agentic cloud gaining momentum, Company raises 2025 revenue and profitability outlook
•Revenue of $230 million, up 16% year-over-year; Raised full year revenue guidance to $896 to $897 million
•Net Income was $158 million, up 381% year-over-year and Adjusted EBITDA was $100 million, up 15% year-over-year; Raised full year Adjusted EBITDA margin guidance to 41%
•Incremental ARR of $44 million, the highest incremental organic ARR in company history; Customers with annual run-rate of more than $1 million driving $110 million total ARR, up 72% year over year
BROOMFIELD, Colo., November 5, 2025 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the comprehensive agentic cloud, today announced results for its third quarter ended September 30, 2025.
“DigitalOcean’s unified agentic cloud is driving accelerated momentum in Q3. Revenue increased 16% year over year and we delivered the strongest incremental organic ARR in our history,” said Paddy Srinivasan, CEO of DigitalOcean. “Our unified agentic cloud platform is emerging as a preferred destination for AI and digital native enterprises building and scaling AI workloads. The combination of rapid product innovation and continued go-to-market execution is driving durable, high-quality growth across our customer base. We are getting material traction with larger digital native enterprises, as our customers with greater than $100,000 in annual run-rate grew revenue 41% year over year, and represent 26% of total revenue, and our $1 million plus run-rate customers by themselves are over $100 million in ARR growing at 72%. Direct AI revenue more than doubled year over year for the fifth consecutive quarter. With healthy adjusted free cash flow margins, a strengthened balance sheet following the refinancing of our 2026 convertible notes, and continued operational discipline, we are raising both our 2025 revenue and adjusted free cash flow margin guidance. Our momentum gives us confidence to increase investment to deliver our 2027 18–20% growth targets a full year earlier in 2026.”
Third Quarter 2025 Financial Highlights:
•Revenue was $230 million, an increase of 16% year-over-year.
•Annual Run-Rate Revenue (ARR)(1) ended the quarter at $919 million, an increase of 16% year-over-year.
•Gross profit(2) was $137 million, an increase of 17% year-over-year, and gross profit margin was 60%.
•Net income attributable to common stockholders was $158 million, an increase of 381% year-over-year, and net income margin was 69%. Net income included a one-time income tax benefit from the release of a valuation allowance (“VA”) of $70 million on certain deferred tax assets, and a one-time gain on the partial extinguishment of 2026 Convertible Notes of $48 million in the third quarter 2025.
•Adjusted EBITDA was $100 million, an increase of 15% year-over-year, and adjusted EBITDA margin was 43%.
•Diluted net income per share was $1.51 and non-GAAP diluted net income per share was $0.54. Diluted net income per share increased by $0.66 from the one-time benefit of VA release, and by $0.44 from the one-time gain on the partial extinguishment of 2026 Convertible Notes in the third quarter 2025.
•Net cash from operating activities was $96 million at 42% margin, compared to $73 million in the third quarter 2024 at 37% margin.
•Adjusted free cash flow was $85 million at 37% margin, compared to $26 million at 13% margin adjusted free cash flow generated in the third quarter 2024.
•Unlevered adjusted free cash flow, a new non-GAAP financial measure, was $85 million at 37% margin, compared to $21 million at 11% margin unlevered adjusted free cash flow generated in the third quarter of 2024.
•Cash and cash equivalents was $237 million as of September 30, 2025.
•Remaining Performance Obligation was $47 million compared to $10 million in the third quarter 2024.

•Repurchased approximately $1,188 million in aggregate principal of our 2026 Convertible Notes at a $56 million discount to par.
Third Quarter 2025 Operational Highlights:
•The number of customers with greater than $100 thousand in ARR grew 26%, while the revenue from these customers, which now represents 26% of total revenue, grew 41% year-over-year.
•Net Dollar Retention Rate (NDR) increased to 99% from 97% in the third quarter 2024.
•Delivered a number of new product features during the quarter, including Spaces Cold Storage, Network File Storage, and Managed Databases Storage Autoscaling.
•Announced the availability of Multi-Modal AI Model support, Function Calling, and Guardrails on our DigitalOcean GradientTM AI Platform, advancing the evolution into a full-feature inference platform.
•Repurchased 0.1 million shares during the quarter; our cumulative share repurchases since IPO are $1.6 billion and 34.9 million shares through September 30, 2025.
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(1) Beginning in the fourth quarter of 2024, we changed our methodology for calculating customer count and ARR, and changed our customer categories. Prior periods have been recast to reflect the effects of the changes. Refer to our Annual Report on Form 10-K for the year ended December 31, 2024 for further details.
(2) Certain prior period amounts have been reclassified to conform with current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2024 for further details.
Financial Outlook:
DigitalOcean is initiating guidance for the fourth quarter ending December 31, 2025 as follows:
•Total revenue of $237 to $238 million.
•Adjusted EBITDA margin of 38.5% to 39.5%.
•Non-GAAP diluted net income per share of $0.35 to $0.40.
•Fully diluted weighted average shares outstanding of approximately 111 to 112 million shares.
For the full year 2025, we expect:
•Total revenue of $896 to $897 million.
•Adjusted EBITDA margin of 40.7% to 41.0%.
•Adjusted free cash flow margin in the range of 18% to 19% of revenue.
•Non-GAAP diluted net income per share of $2.00 to $2.05.
•Fully diluted weighted average shares outstanding of approximately 106 to 107 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Information:
DigitalOcean will host a conference call today, November 5, 2025, at 8:00 a.m. ET to review its results. The conference call and presentation can be accessed by registering for the webcast at https://events.q4inc.com/attendee/652647103. A live webcast and replay of the conference call in addition to the presentation can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
About DigitalOcean
DigitalOcean is the comprehensive agentic cloud, empowering developers at AI-native businesses and digital native enterprises to build full-stack AI applications with straightforward tools. Our mission is to simplify cloud computing and AI to allow builders to spend more time creating software that changes the world. More than 640,000 customers trust DigitalOcean to deliver the cloud, AI, and ML infrastructure they need to build and scale their organizations. To learn more about DigitalOcean, visit www.digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our ability to sustain profitability in the future; (3) our ability to expand usage of our platform by existing customers and/or attract new customers and/or retain existing customers; (4) the speed at which the market for our platform and solutions develops; (5) the success of the development and use of our artificial intelligence and machine learning (AI/ML) product offerings or use of third-party AI/ML-based tools; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) our ability to control costs, including our operating expenses, and the timing of payment for expenses; (8) the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments and other non-cash charges; (9) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (10) the competitive markets in which we participate; (11) our ability to effectively integrate and retain new members of our executive leadership team and senior management; (12) the effects of acquisitions and their integration; (13) general market, political, economic, and business conditions, including changes in trade policies, such as trade wars, tariffs and other restrictions or the threat of such actions; (14) the impact of new accounting pronouncements; (15) our ability to control fraudulent registrations and usage of our platform, reduce bad debt and lessen capacity constraints on our data centers, servers and equipment; and (16) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards.

Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin; (iv) unlevered adjusted free cash flow and unlevered adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow and unlevered adjusted free cash flow are not substitutes for cash provided by operating activities. Additionally, the utility of adjusted free cash flow and unlevered adjusted free cash flow as measures of our financial performance and liquidity are further limited as they do not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense (benefit), restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, interest income and other income, net, revaluation of warrants, (gain) loss on extinguishment of debt, net, release of a VAT reserve, and other charges. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net income attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, (gain) loss on extinguishment of debt, net, revaluation of warrants, release of a VAT reserve, and other charges. In addition to these exclusions, we subtract an assumed non-GAAP provision for income taxes to calculate non-GAAP net income that excludes the current period income tax benefit (expense). We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision in order to provide better consistency across reporting periods. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes.
We believe non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. Adjusted free cash flow and adjusted free cash flow margin exclude acquisitions of equipment under financing arrangements, finance leases, and our future contractual commitments. Additionally, adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.
Unlevered Adjusted Free Cash Flow and Unlevered Adjusted Free Cash Flow Margin
Unlevered adjusted free cash flow is a new non-GAAP financial measure used for the first time in this release that we define as adjusted free cash flow excluding cash paid for interest and interest income. Unlevered adjusted free cash flow margin is calculated as unlevered adjusted free cash flow divided by total revenue.
We believe that unlevered adjusted free cash flow and unlevered adjusted free cash flow margin provide additional information to adjusted free cash flow about our liquidity and, measured over time, enable management and investors to monitor the underlying business’ growth pattern and ability to generate cash. We further believe that unlevered adjusted free cash flow is an important metric, as it provides a clear view of our cash generation before the impact of financing decisions and many investors and analysts use unlevered adjusted free cash flow as the basis of their enterprise value calculations as they assess the value of our business. Unlevered adjusted free cash flow and unlevered adjusted free cash flow margin exclude certain charges that will be settled in cash, such as interest paid to service our debt and equipment financing obligations. Additionally, unlevered adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We calculate customer count as the average number of customers as of the last day of the month for each month in the most recent quarter. Customers are classified in the following categories based on the amount of their spend in a given month and individual customers may fall within different categories within a reporting period:
•Testers: users that both (i) spend less than or equal to $50 in a month and (ii) have been on our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 in a month and (ii) have been on our platform for more than three months.
•Builders: users that spend more than $50 and less than or equal to $500 in a month.
•Scalers: users that spend more than $500 and less than or equal to $8,333 in a month.
•Scalers+: users that spend more than $8,333 in a month.1
We refer to our Builders, Scalers and Scalers+ customers collectively as our Higher Spend Customers.
ARR
We calculate ARR by multiplying the revenue for the most recent quarter by four. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders, Scalers, and Scalers+.

Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from all customers, including Testers, Learners, Builders, Scalers and Scalers+ for our IaaS and PaaS/SaaS offerings during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because some of our customers use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
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(1) We also refer to our Scalers+ customers as customers with greater than $100 thousand in ARR.
Other Metrics:
Remaining Performance Obligation
Remaining performance obligation (“RPO”) represents commitments in customer contracts for future services that have not yet been recognized in the condensed consolidated financial statements. We have applied the optional exemption to exclude contracts with an original expected term of one year or less from this amount. RPO is not necessarily indicative of future revenue growth because it does not account for the timing of customers’ consumption or their usage beyond their contracted capacity. Additionally, RPO may increase when customers transition from usage-based to commitment-based agreements, which does not always reflect incremental revenue growth. RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity and average contract term. Due to these factors, it is important to review RPO in conjunction with revenue and other financial metrics contained in this release and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings and reports we make with the SEC.

Organic ARR
We define Organic Annual Run-Rate revenue (“Organic ARR”) as ARR excluding the impacts of (i) revenue from acquisitions that closed in the prior 12 months, and (ii) incremental revenue from broad-based pricing increases that occurred on July 1, 2022 for our IaaS and PaaS/ SaaS offerings and April 1, 2023 for our Managed Hosting offerings, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or date pricing changes were effective.
Customers with Greater than $1 Million in ARR
Customers within our Scalers+ category with more than $83,333 of spend in a given month. Individual customers may fall within different categories within a reporting period.

Investor Contact
Melanie Strate
investors@digitalocean.com
Media Contact
Julie Wolf
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$236,561	$428,446
Accounts receivable, less allowance for credit losses of $6,434 and $5,940, respectively	84,379	72,486
Prepaid expenses and other current assets	46,685	40,786
Total current assets	367,625	541,718

Property and equipment, net	520,510	432,544
Restricted cash	—	1,747
Goodwill	348,674	348,674
Intangible assets, net	104,418	117,718
Operating lease right-of-use assets, net	280,075	187,877
Deferred tax assets	92,040	200
Other assets	12,364	8,537
Total assets	$1,725,706	$1,639,015

Current liabilities:
Accounts payable	$67,599	$54,565
Accrued other expenses	46,595	38,156
Deferred revenue	8,587	5,397
Debt, current	9,500	—
Operating lease liabilities, current	131,207	75,785
Finance lease liabilities and equipment financing obligations, current	8,234	3,550
Other current liabilities	53,276	43,502
Total current liabilities	324,998	220,955

Deferred tax liabilities	4,496	4,123
Debt, long-term	1,284,315	1,485,366
Operating lease liabilities, long-term	160,243	130,431
Finance lease liabilities and equipment financing obligations, long-term	21,272	1,095
Total liabilities	1,795,324	1,841,970

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 91,466,256 and 92,234,517 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	2	2
Additional paid-in capital	720	57,282
Accumulated other comprehensive loss	(943)	(1,497)
Accumulated deficit	(69,397)	(258,742)
Total stockholders’ deficit	(69,618)	(202,955)

Total liabilities and stockholders’ deficit	$1,725,706	$1,639,015

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$229,634	$198,484	$659,037	$575,690
Cost of revenue	92,701	81,920	261,715	235,830
Gross profit	136,933	116,564	397,322	339,860
Operating expenses:
Research and development	38,119	36,278	117,357	102,189
Sales and marketing	21,228	15,258	59,917	52,165
General and administrative	32,654	40,422	101,855	127,034
Total operating expenses	92,001	91,958	279,129	281,388

Income from operations	44,932	24,606	118,193	58,472

Other income (expense):
Interest expense	(5,042)	(2,262)	(9,489)	(6,887)
Gain on extinguishment of debt, net	48,373	—	48,104	—
Interest income and other income, net	2,051	7,297	17,334	17,120
Other income, net	45,382	5,035	55,949	10,233

Income before income taxes	90,314	29,641	174,142	68,705
Income tax benefit (expense)	68,057	3,308	59,460	(2,479)
Net income attributable to common stockholders	$158,371	$32,949	$233,602	$66,226
Net income per share attributable to common stockholders
Basic	$1.74	$0.36	$2.56	$0.72
Diluted	$1.51	$0.33	$2.31	$0.70
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	91,191	92,145	91,421	91,413
Diluted	105,520	102,591	103,036	102,678

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income attributable to common stockholders	$233,602	$66,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,035	100,825
Stock-based compensation	60,313	67,659
Provision for expected credit losses	13,337	12,018
Gain on extinguishment of debt, net	(48,104)	—
Deferred income taxes	(72,522)	—
Operating lease right-of-use assets and liabilities, net	(7,746)	2,861
Non-cash interest expense	5,451	5,987
Net accretion of discounts and amortization of premiums on investments	—	2,569
Impairment of certain long-lived assets	—	356
Other	(7,652)	(2,572)
Changes in operating assets and liabilities:
Accounts receivable	(25,060)	(18,768)
Prepaid expenses and other current assets	(4,875)	(13,594)
Accounts payable and accrued expenses	18	1,136
Deferred revenue	3,190	235
Other assets and liabilities	5,337	(13,552)
Net cash provided by operating activities	252,324	211,386

Investing activities
Capital expenditures - property and equipment	(102,931)	(132,886)
Capital expenditures - internal-use software development	(6,541)	(6,492)
Acquisition of equipment under financing arrangement	(27,622)	—
Purchase of intangible assets	(1,835)	—
Maturities of marketable securities	—	91,675
Proceeds from sale of equipment	157	42
Net cash used in investing activities	(138,772)	(47,661)

Financing activities
Proceeds related to issuance of common stock under equity incentive plan	3,628	11,890
Proceeds from issuance of common stock under employee stock purchase plan	2,660	2,231
Employee payroll taxes paid related to net settlement of equity awards	(22,222)	(21,166)
Proceeds from issuance of 2030 Convertible Notes, net of issuance costs	606,827	—
Purchases of capped calls related to 2030 Convertible Notes	(83,875)	—
Proceeds from 2025 Credit Facility, net of issuance costs	375,919	—
Repayments of 2026 Convertible Notes including related costs	(1,131,458)	—
Proceeds from financing arrangement	27,622	—
Principal repayments of finance leases	(4,154)	(4,097)
Repurchase and retirement of common stock including related costs	(82,124)	(29,878)
Net cash used in financing activities	(307,177)	(41,020)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7)	(69)
(Decrease) increase in cash, cash equivalents and restricted cash	(193,632)	122,636
Cash, cash equivalents and restricted cash - beginning of period	430,193	318,983
Cash, cash equivalents and restricted cash - end of period	$236,561	$441,619

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
GAAP Net income attributable to common stockholders	$158,371	$32,949	$233,602	$66,226

Adjustments:
Depreciation and amortization	35,060	35,810	97,035	100,825
Stock-based compensation(1)	19,800	22,949	60,313	67,512
Interest expense	5,042	2,262	9,489	6,887
Acquisition related compensation	—	3,193	—	11,439
Income tax (benefit) expense	(68,057)	(3,308)	(59,460)	2,479
Gain on extinguishment of debt, net	(48,373)	—	(48,104)	—
Restructuring related charges(1)(2)	—	162	—	4,025
Impairment of certain long-lived assets	—	—	—	356
Interest income and other income, net(3)	(2,051)	(7,297)	(17,334)	(17,120)
Adjusted EBITDA	$99,792	$86,720	$275,541	$242,629
As a percentage of revenue:
Net income margin	69%	17%	35%	12%
Adjusted EBITDA margin	43%	44%	42%	42%
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(1)For the nine months ended September 30, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in restructuring related charges.
(2)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges.
(3)For the three and nine months ended September 30, 2025, primarily consists of interest income from our cash and cash equivalents. For the three and nine months ended September 30, 2024, primarily consists of interest and accretion income from our cash and cash equivalents and marketable securities.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
GAAP Net income attributable to common stockholders	$158,371	$32,949	$233,602	$66,226
Stock-based compensation(1)	19,800	22,949	60,313	67,512
Acquisition related compensation	—	3,193	—	11,439
Amortization of acquired intangible assets	4,914	5,571	15,142	17,041
Gain on extinguishment of debt, net	(48,373)	—	(48,104)	—
Restructuring related charges(1)(2)	—	162	—	4,025
Impairment of certain long-lived assets	—	—	—	356
Non-GAAP income tax adjustment(3)	(78,722)	(13,150)	(91,699)	(24,573)
Non-GAAP Net income	$55,990	$51,674	$169,254	$142,026

Non-cash charges related to convertible notes(4)	$1,320	$1,590	$4,511	$4,764
Non-GAAP Net income used to compute net income per share, diluted	$57,310	$53,264	$173,765	$146,790

GAAP Net income per share attributable to common stockholders, diluted	$1.51	$0.33	$2.31	$0.70
Stock-based compensation(1)	0.19	0.22	0.59	0.66
Acquisition related compensation	—	0.03	—	0.11
Amortization of acquired intangible assets	0.05	0.05	0.15	0.16
Gain on extinguishment of debt, net(5)	(0.46)	—	(0.47)	—
Restructuring related charges(1)(2)	—	—	—	0.03
Impairment of certain long-lived assets	—	—	—	—
Non-cash charges related to convertible notes(4)	0.01	0.02	0.04	0.04
Non-GAAP income tax adjustment(3)	(0.76)	(0.13)	(0.93)	(0.27)
Non-GAAP Net income per share, diluted(6)	$0.54	$0.52	$1.69	$1.43

GAAP Weighted-average shares used to compute net income per share, diluted	105,520	102,591	103,036	102,678
Weighted-average dilutive effect of potentially dilutive securities	—	—	—	—
Non-GAAP Weighted-average shares used to compute net income per share, diluted	105,520	102,591	103,036	102,678
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(1)For the nine months ended September 30, 2024, non-GAAP stock-based compensation excludes $0.1 million as it is presented in restructuring related charges.
(2)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges.
(3)For the periods in fiscal year 2025 and 2024, we used a tax rate of 16%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for each respective year.
(4)Consists of non-cash interest expense for amortization of debt issuance costs related to the 2026 and 2030 Convertible Notes.

(5)For the three and nine months ended September 30, 2025, excludes tax impact which is presented in Non-GAAP income tax adjustment.
(6)May not foot due to rounding.
Adjusted Free Cash Flow, Unlevered Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin and Unlevered Adjusted Free Cash Flow Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
GAAP Net cash provided by operating activities	$95,787	$73,353	$252,324	$211,386
Adjustments:
Capital expenditures - property and equipment	(7,771)	(57,352)	(102,931)	(132,886)
Capital expenditures - internal-use software development	(3,128)	(2,446)	(6,541)	(6,492)
Purchase of intangible assets	—	—	(1,835)	—
Restructuring and other charges	—	—	64	61
Restructuring related charges(1)	—	289	—	4,919
Acquisition related compensation	—	12,386	—	20,712
Acquisition and integration related costs	—	—	—	302
Adjusted free cash flow	$84,888	$26,230	$141,081	$98,002
Plus: Cash paid for interest	2,473	253	2,722	824
Less: Interest income	(2,630)	(4,991)	(9,489)	(15,393)
Unlevered adjusted free cash flow	$84,731	$21,492	$134,314	$83,433
As a percentage of revenue:
GAAP Net cash provided by operating activities	42%	37%	38%	37%
Adjusted free cash flow margin	37%	13%	21%	17%
Unlevered adjusted free cash flow margin	37%	11%	20%	14%
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(1)For the three and nine months ended September 30, 2024, primarily consists of executive reorganization charges.